EXHIBIT 10.14

                                    AMENDMENT

      This Amendment (this "Amendment") dated as of February 18, 1999 (the "Amendment Effective Date") will modify certain terms and conditions of the below-described Master Purchase Agreement (the "Original Agreement") between FOCUS Enhancements, Inc., ("Company") and Advanced Electronic Supply Products, Inc. ("Seller"). Unless specifically noted herein, all other terms of the Original Agreement shall remain in full force and effect, including any terms that survive termination of the Original Agreement.

      WHEREAS, Company and Seller have heretofore entered into the Original Agreement, more particularly described as Master Purchase Agreement between FOCUS Enhancements, Inc, and Advanced Electronics Supply Products, Inc., effective as of September 29, 1997;

      WHEREAS, Company and Seller desire, upon terms and subject to the conditions hereinafter set forth, to amend the Original Agreement in certain respects;

      NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                             AMENDMENT OF AGREEMENT

SECTION 1.1 DEFINED TERMS

     Except as otherwise specified herein, the terms used in this Amendment and defined in the Original Agreement as amended hereby (as so amended, the "Amended Agreement") shall have the meanings provided in the Original Agreement.

SECTION 1.2 AMENDMENT

      Effective upon the execution of this Amendment, the provisions of the Original Agreement referred to below are hereby amended as follows:

      1. Section 1 of the Original Agreement is restated in its entirety to read as follows:

            "Seller agrees to manufacture certain items ('Seller Products'), which are fully described in Exhibit A, attached hereto and incorporated herein, and any additional cable, connector, AC adaptors and cable adaptors that is later specified from time to time in accordance with this Agreement. Such Seller Products shall include, without limitation, cables, connectors, AC adaptors and cable adaptors which the Company currently purchases in its business. Purchaser agrees to purchase all of its requirements for cables, connectors, AC adaptors and cable adaptors (which form Seller Products) used in its business from Seller in accordance with this Agreement. Notwithstanding the foregoing, if (i) Seller does not or can not provide Company with a Seller Product reasonably requested by


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            Company, pursuant to Company Specification as described in Section
            9.1 or, if not custom, then a Purchase Order as described in Section 3.3, to be supplied within a period specified in the Specification, Purchase Order, or, if not specified, then a commercially reasonable period; (ii) more than three (3%) percent of any one shipment of any Seller Product is defective or otherwise quality impaired; or (iii) Company provides at least three bona fide quotes for such Seller Product obtained from a third-party vendor at arm's length and Seller does not sell the Seller Product to Company for less than the average of the three quotes, then Company may at its sole discretion purchase such Seller Product from another vendor, and the total purchase amount actually paid to the other vendor shall be fully deductible from the minimum purchase requirements set forth in Sections 2 and 3.5. Upon the election by Company purchase from a third-party vendor, Company shall provide to Seller the reason for such election, the purchase order amount, the part numbers and the quantities ordered."

      2. Section 2 of the Original Agreement is restated in its entirety to read as follows:

            "This Agreement shall become effective on the date on which it is executed by both parties and, unless sooner terminated in accordance with the provisions hereof, shall continue for an initial period of three (3) years thereafter (the 'Initial Contract Term'). The Contract Term shall automatically be renewed for a single one (1) year period following the Initial Contract Tenn, unless sooner terminated pursuant to Section 16 herein below. The Contract Tenn shall then be automatically renewed for additional periods of one
            (1) year each after the end of the prior term (the "Contract Term" includes the Initial Contract Term and any renewals thereof) unless either party provides written notice to the other party of its intent not to renew the term of this Agreement on or before ninety
            (90) days prior to the end of the prior Contract Term. No minimum purchase amounts, including those set forth in Section 3.5 below, shall apply to any renewal term following the Initial Contract Term although there shall be no exclusivity following the first renewal term."

      3. The first sentence of Section 3.5 of the Original Agreement is restated in its entirety to read as follows:

            "During the Initial Contract Tenn, Company shall submit Purchase Orders, which result in Seller Products that are delivered by Seller and paid for by Company in accordance with the terms of this Agreement, the aggregate amount of which shall not be less than Two Million Five Hundred Thousand Dollars ($2,500,000)."

      4. The first sentence of Section 4.1 of the Original Agreement is amended to be preceded by the phrase:

            "Unless reduced pursuant to Section I herein above,"


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      5.    To the end of Section 16, please add the following new Section 16.6:

            "Company may elect to terminate this Agreement for cause, forthwith upon written notice, if (i) Company returns Seller Products pursuant to Section 1 herein above three or more times during any six month period; (ii) the orders returned pursuant to (i) above have ordered quantities of at least five hundred (500) units; and (iii) Company has complied with all lead time requirements, provided test procedures, and/or specifications, each only if stated as required in a written quotation from Seller to Company. Any termination by Company under this Section 16.6 shall, without limitation, relieve Company of any and all minimum commitment liabilities hereunder."

                                    SECTION 2
                              ADDITIONAL PROVISIONS

SECTION 2.1 NO OTHER MODIFICATIONS

      Except as expressly modified herein, all of the terms and conditions of the Original Agreement will remain in full force and effect. The amendments set forth above (a) do not constitute a waiver or modification of any term, condition, covenant, agreement, representation or warranty of or set forth in the Original Agreement or a waiver of a failure to perform any obligation under the Original Agreement, other than as expressly set forth herein, and (b) shall not prejudice any rights or remedies which FOCUS or AESP may now or hereafter have under or in connection with the Original Agreement, as modified hereby. In the event of any conflict between the provisions of the Original Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

SECTION 2.2 ENTIRE AGREEMENT

      The Original Agreement as amended by this Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous representations, understandings or agreements, whether oral or written, relating to the subject matter hereof All prior or contemporaneous representations, understandings or agreements, whether oral or written, that are not expressly set forth within the four corners of the Original Agreement as amended by this Amendment are hereby deemed waived, superseded and abandoned.

SECTION 2.3 AMENDMENTS

      No amendment or modification of this Amendment will be binding on any of the parties to this Amendment unless such amendment or modification is contained in a written document which expresses an intention to amend this Amendment and is executed by each of the parties.

SECTION 2.4 COUNTERPARTS

      This Amendment may be executed in several counterparts all of which taken together shall constitute one single agreement between the parties.


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SECTION 2.5 TERMS CONFIDENTIAL

      The terms and conditions of this Amendment are confidential and shall be treated as such by FOCUS and AESP except to the extent that either party must disclose for reasonable business purposes or must otherwise disclose to its attorneys, accountants, lenders, regulators or others with a need or right to know.

SECTION 2.6 SUCCESSORS AND ASSIGNS

      This Amendment is a continuing obligation and binds, and the benefits hereof shall inure to, FOCUS and AESP and their respective successors and assigns. Neither this Amendment nor any rights hereunder may be assigned by either party without the prior written consent of the other party, which consent will not be unreasonably withheld, delayed or conditioned.

SECTION 2.7 HEADINGS

      Section headings in this Amendment are included herein for convenience or reference only and shall not constitute a part of this Amendment for any other purpose

      IN WITNESS WHEREOF, the parties have caused the signatures of their duly authorized officers to be hereunto affixed.

FOCUS                                        AESP

By: /s/ THOMAS L. MASSIE                     By:  /s/ SLAV STEIN
   -----------------------------------           ---------------------------
      (Signature-Authorized Officer)             (Signature-Authorized Officer)
Name: Thomas L. Massie                       Name: Slav Stein
Title:President & CEO                        Title: President & CEO


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